Exhibit 10.2 - Form of Allonge to Promissory Note

ALLONGE TO PROMISSORY NOTE

This Allonge is made effective this 31st day of July, 2007, to the Promissory Note dated August 7, 2006, made by Adera Mines Limited, now named Chatsworth Data Solutions, Inc. (the “Maker”) in favor of _________(the “Lender”).

WHEREAS, the Maker has executed and delivered to the Lender that certain Promissory Note dated August 7, 2006, in the original principal amount of (collectively $2,000,000) (the “Note”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Maker and the Lender hereby agree as follows:

1. Paragraph 3 of the Note is hereby amended and restated in its entirety as follows:

"Periodic Payments. Interest accrued hereunder shall be paid quarterly, in arrears, on the first day of the calendar month immediately following the end of each fiscal quarter, the first such payment being due on October 1, 2006. Principal shall be paid as follows: (i) (collectively $250,000) shall be due and payable on the first anniversary of the issuance of this Note (August 6, 2007), (ii) (collectively $250,000) shall be due and payable on December 31, 2007, (iii) (collectively $500,000) shall be due and payable on March 31, 2008 and (iv) (collectively $1,000,000) shall be due and payable on the second anniversary of the issuance of this Note (August 6, 2008). Any accrued but unpaid interest and any unpaid principal shall be due in full on the Maturity Date."

2. Any capitalized terms used herein and not defined herein shall have the meaning assigned to them in the Note. Except as specifically amended hereby, the Note remains in full force and effect in accordance with its terms.
IN WITNESS WHEREOF, the undersigned have duly executed this Allonge to the Note as of the date first written above.

MAKER: Chatsworth Data Solutions, Inc. By: ______________________________ Name: Title:: LENDER: _________________________________